UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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☐	Soliciting Material Pursuant to Rule 14a- 11(c) and Rule 14a- 12

PSYCHIATRIC SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE PSYCHIATRIC SOLUTIONS, INC. OUTSIDE DIRECTORS’ NON-QUALIFIED STOCK OPTION PLAN
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
POST-EMPLOYMENT COMPENSATION
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
GENERAL INFORMATION
APPENDIX A Amended and Restated Outside Directors’ Stock Incentive Plan
FORM OF PROXY CARD

(Psychiatric Solutions, Inc. Logo)
6640 CAROTHERS PARKWAY
SUITE 500
FRANKLIN, TENNESSEE 37067
April 9, 2009
TO OUR STOCKHOLDERS:
     You are cordially invited to attend the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Psychiatric Solutions, Inc., to be held on Tuesday, May 19, 2009, at 8:00 a.m. (Eastern Time), at our Louisville, Kentucky facility known as “The Brook — KMI” located at 8521 LaGrange Road, Louisville, Kentucky 40242. The matters to be acted upon at the Annual Meeting are more fully described in the accompanying Proxy Statement and related materials.
     In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to many of our stockholders a Notice of Internet Availability instead of a paper copy of the Proxy Statement and our 2008 Annual Report to Stockholders. The Notice of Internet Availability contains instructions on how stockholders can access the proxy documents over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the 2008 Annual Report to Stockholders and a form of proxy card.
     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by proxy as soon as possible over the Internet or by phone as instructed in the Notice of Internet Availability or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.
     We look forward to seeing you at the Annual Meeting.

Sincerely, /s/ Joey A. Jacobs Joey A. Jacobs Chairman, President and Chief Executive Officer
YOUR VOTE IS IMPORTANT.
PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE
MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD
AS PROMPTLY AS POSSIBLE.

(Psychiatric Solutions, Inc. Logo)
6640 CAROTHERS PARKWAY
SUITE 500
FRANKLIN, TENNESSEE 37067
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 19, 2009
TO OUR STOCKHOLDERS:
     The 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Psychiatric Solutions, Inc. will be held on Tuesday, May 19, 2009, at 8:00 a.m. (Eastern Time), at our Louisville, Kentucky facility known as “The Brook — KMI” located at 8521 LaGrange Road, Louisville, Kentucky 40242, for the following purposes:
(1)	To elect two nominees as Class I directors;

(2)	To approve an amendment and restatement of the Psychiatric Solutions, Inc. Outside Directors’ Non-Qualified Stock Option Plan;

(3)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(4)	To transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.
     The matters to be acted upon at the Annual Meeting are more fully described in the Proxy Statement and related materials. Please read the materials carefully.
     The Board of Directors has fixed the close of business on March 26, 2009 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

By order of the Board of Directors, /s/ Joey A. Jacobs Joey A. Jacobs Chairman, President and Chief Executive Officer
Dated: April 9, 2009
IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS OR COMPLETE, DATE AND SIGN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

(Psychiatric Solutions, Inc. Logo)
6640 CAROTHERS PARKWAY
SUITE 500
FRANKLIN, TENNESSEE 37067
PROXY STATEMENT
     This Proxy Statement is furnished in connection with the solicitation by our Board of Directors of proxies to be voted at the 2009 Annual Meeting of Stockholders, or the Annual Meeting, to be held at our Louisville, Kentucky facility known as “The Brook — KMI” located at 8521 LaGrange Road, Louisville, Kentucky 40242, on Tuesday, May 19, 2009, at 8:00 a.m. (Eastern Time), for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are first being mailed or made available to stockholders on or about April 9, 2009.
INFORMATION CONCERNING SOLICITATION AND VOTING
Voting of Proxy
     Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee, as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. Stockholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning a proxy card, but not by more than one method. If you vote by Internet or telephone, you do not need to return your proxy card. If you vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Please refer to the instructions provided in the Notice of Internet Availability or proxy card provided to you for information on the available voting methods.
     If a proxy is properly given prior to or at the Annual Meeting and not properly revoked, it will be voted in accordance with the instructions, if any, given by the stockholder, and if no instructions are given, it will be voted (a) FOR the election as directors of the nominees described in this Proxy Statement, (b) FOR approval of the amendment and restatement of the Psychiatric Solutions, Inc. Outside Directors’ Non-Qualified Stock Option Plan, (c) FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 and (d) in accordance with the recommendation of our Board of Directors on any other proposal that may properly come before the Annual Meeting or any adjournment thereof. The persons named as proxies were selected by our Board of Directors.
     Stockholders who give proxies have the right to revoke them at any time before they are voted by delivering a written request to Christopher L. Howard, Esq., our Executive Vice President, General Counsel and Secretary, at 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067, prior to the Annual Meeting or by submitting another proxy at a later date, and the giving of the proxy will not affect the right of a stockholder to attend the Annual Meeting and vote in person.
Record Date
     The close of business on March 26, 2009 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting. As of such date, we had 125,000,000 authorized shares of common stock, $.01 par value, or Common Stock, of which 56,234,357 shares were outstanding and entitled to vote, and 1,186,530 authorized shares of preferred stock, of which no shares were outstanding. Common Stock is our only outstanding class of voting stock. Each share of Common Stock will have one vote on each matter to be voted upon at the Annual Meeting.

Quorum and Voting Requirements
     A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy. The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting. A broker non-vote occurs if a broker or other nominee attending the Annual Meeting in person or submitting a proxy does not have discretionary authority and has not received voting instructions from the beneficial owner of shares on a particular matter.
Miscellaneous
     We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of Common Stock in their names or in the names of nominees for their expenses in forwarding the proxy materials to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.
     Our management is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of our Board of Directors.

PROPOSAL 1: ELECTION OF DIRECTORS
Introduction
     Our Amended and Restated Certificate of Incorporation, as amended, provides that our Board of Directors shall be divided into three classes of as nearly equal size as possible. Approximately one-third of our directors are elected each year. All classes of directors have three-year terms. The terms of our Class I directors expire at the Annual Meeting.
     Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated the two individuals named below under the caption “Class I Nominees” for election as directors to serve until the annual meeting of stockholders in 2012 or until their successors have been elected and take office. Each nominee has consented to be a candidate and to serve, if elected. Proxies cannot be voted for a greater number of persons than the nominees named.
Class I Nominees
     The following table shows the names, ages and principal occupations of each of the nominees designated by our Board of Directors to become directors and the year in which each nominee was first appointed or elected to the Board of Directors of Psychiatric Solutions Hospitals, Inc., which was the predecessor to Psychiatric Solutions, Inc., or Psychiatric Solutions, Inc., as applicable.

			Director
Name	Age	Principal Occupation	Since

Christopher Grant, Jr.	54	Mr. Grant has served as the President of Salix Management Corporation, a manager of venture capital partnerships Salix Ventures, L.P., Salix Ventures II, L.P. and Salix Affiliates II, L.P., since 1997.	1997

David M. Dill	40	Mr. Dill has served as an Executive Vice President of LifePoint Hospitals, Inc., or LifePoint, a non-urban hospital company, since February 2008, and as the Chief Operating Officer since April 2009. From July 2007 until April 2009, Mr. Dill served as the Chief Financial Officer of LifePoint. Prior to joining LifePoint, Mr. Dill served as Executive Vice President of Fresenius Medical Care North America and as Chief Executive Officer in the East Division of Fresenius Medical Care Services, a wholly owned subsidiary of Fresenius Medical Care AG & Co. KGaA, a publicly-traded dialysis services company. Mr. Dill previously served as Executive Vice President, Chief Financial Officer and Treasurer of Renal Care Group, Inc., a publicly traded dialysis services company, from November 2003 until Renal Care Group, Inc. was acquired by Fresenius Medical Care on March 31, 2006.	2005
Required Vote
     Directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election at a meeting at which a quorum is present. Our Amended and Restated Certificate of Incorporation, as amended, does not provide for cumulative voting, and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock held of record for each nominee. An abstention may not be specified with respect to the election of Class I nominees. Broker non-votes will have no effect on the outcome of the election. Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by our

Board of Directors. If a nominee becomes unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by our Board of Directors.
Our Board of Directors recommends that the stockholders vote FOR each of the Class I nominees.
Continuing Directors
     The persons named below will continue to serve as directors until the annual meeting of stockholders in the year indicated or until their successors are elected and take office. Stockholders are not voting on the election of the Class II and Class III directors. The following table shows the names, ages, principal occupations and other directorships of each continuing director and the year in which each was first appointed or elected to the Board of Directors of Psychiatric Solutions Hospitals, Inc., which was the predecessor to Psychiatric Solutions, Inc., or Psychiatric Solutions, Inc., as applicable.

		Principal Occupation/	Director
Name	Age	Other Directorships	Since

Class II — Term Expiring in 2010

Mark P. Clein	49	Mr. Clein has served as President and Chief Financial Officer of United BioSource Corporation, a pharmaceutical and life sciences consulting company, since November 2003. Mr. Clein previously served as a Partner of LCI Partners, a consulting and investment firm, from January 2003 to November 2003. Prior to LCI Partners, Mr. Clein served as Executive Vice President and Chief Financial Officer of US Bioservices Corporation, a provider of distribution services for specialty pharmaceuticals and biologics, from May 2002 to January 2003. From May 1999 to May 2002, Mr. Clein served as Chief Executive Officer of PMR Corporation.	2002

Richard D. Gore	56	Mr. Gore served as Chief Executive Officer of Attentus Healthcare Corporation, or Attentus, a non-urban hospital management company, from February 2006 until November 2006 and as President from December 2002 until November 2006. Mr. Gore had previously served as Co-Chief Executive Officer of Attentus since December 2002. Mr. Gore served as Chief Financial Officer of Province Healthcare Company, a non-urban hospital company, from April 1996 to August 2001 and served as Vice Chairman of the Board of Directors of Province Healthcare Company from December 1999 to August 2001.	2003

Class III — Term Expiring in 2011

Joey A. Jacobs	55	Mr. Jacobs was one of our co-founders and has served as President and Chief Executive Officer since April 1997. Mr. Jacobs has also served as Chairman of the Board since August 2002. Prior to our founding, Mr. Jacobs served for 21 years in various capacities with HCA Inc., or HCA, formerly known as Hospital Corporation of America, Columbia and Columbia/HCA, most recently as President of the Tennessee Division.	1997

		Principal Occupation/	Director
Name	Age	Other Directorships	Since

Edward K. Wissing	71	Mr. Wissing has served as a director of Christiana Care Health System, a privately-held not-for-profit hospital system, and as Chairman of the Board of Christiana Care Health Initiatives since November 2006. Until February 2007, Mr. Wissing had served as Chairman of the Board of Pediatric Services of America, Inc., a home health care company, since December 2002, and as a director since 2001. Mr. Wissing previously served as President, Chief Executive Officer and a director of American HomePatient, Inc., a national provider of home health care products and services, from May 1984 until May 1998.	1997

William M. Petrie, M.D.	62	Dr. Petrie has served as President of Psychiatric Consultants, P.C., a psychiatrist practice group, since 1999. In December 2008, Dr. Petrie was hired as an independent contractor to be the medical director for one of our facilities, Rolling Hill Hospital, in Franklin, Tennessee.	2004

PROPOSAL 2: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE
PSYCHIATRIC SOLUTIONS, INC. OUTSIDE DIRECTORS’ NON-QUALIFIED STOCK OPTION PLAN
     Our Board of Directors has adopted and is hereby proposing to the stockholders an amendment and restatement of the Psychiatric Solutions, Inc. Outside Directors’ Non-Qualified Stock Option Plan, or the Directors Plan. As further described below, the primary purposes of this amendment and restatement are to (i) discontinue automatic grants of stock options, (ii) provide for automatic grants of shares of Common Stock that are subject to restrictions on transfer and/or risk of forfeiture, or Restricted Stock, (iii) allow for discretionary grants of stock options and Restricted Stock, and (iv) change the name of the Directors Plan to the “Psychiatric Solutions, Inc. Outside Directors’ Stock Incentive Plan.” The material revisions to the Directors Plan that are contained in the amended and restated Directors Plan are separately explained below. These descriptions and explanations are qualified in their entirety by reference to the full text of the amended and restated Directors Plan, which is attached hereto as Appendix A. If approved by our stockholders at the Annual Meeting, the 2009 annual award to the non-employee directors to be made on the date of the Annual Meeting will be made in the form of Restricted Stock pursuant to the terms of the amended and restated Directors Plan.
Explanation of Changes
     The material terms of the changes effected by the amendment and restatement of the Directors Plan are as follows:
     Automatic Grants of Restricted Stock. The Directors Plan currently provides that each non-employee director automatically receives, (i) upon initial election or appointment to the Board, an option to purchase 12,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant and (ii) on the date of each annual stockholders meeting thereafter at which the individual continues to be a director, an option to purchase 8,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. The Directors Plan as amended and restated does not provide for these automatic option grants, but provides for (x) an automatic grant of 4,800 shares of Restricted Stock to non-employee directors upon their initial election or appointment to the Board and (y) annual grants of 3,200 shares of Restricted Stock at each annual stockholders meeting thereafter at which the individual continues to be a director. We believe that the granting of Restricted Stock will increase stock ownership by directors and further align the interests of our non-employee directors with the interests of our stockholders.
     Discretionary Grants. Under the Directors Plan, awards were automatically granted to non-employee directors annually in the form of options to purchase shares of Common Stock. The Directors Plan as amended and restated affords the Compensation Committee the discretion to grant Restricted Stock and options, in addition to automatic annual grants of Restricted Stock, upon such terms as the Compensation Committee deems appropriate and that are not inconsistent with the provisions of the amended and restated Directors Plan. We believe that this change provides important flexibility to the Compensation Committee in the administration of the Directors Plan.
     Name Change. The Directors Plan is currently entitled the “Psychiatric Solutions, Inc. Outside Directors’ Stock Option Plan.” If approved by our stockholders, the Directors Plan will be renamed the “Psychiatric Solutions, Inc. Outside Directors’ Stock Incentive Plan.” This change clarifies that Restricted Stock awards may be made under the Directors Plan, in addition to option grants.
Description of the Amended and Restated Directors Plan
     The Directors Plan is administered by the Compensation Committee. The amended and restated Directors Plan provides for an automatic grant of 4,800 shares of Restricted Stock to non-employee directors upon their initial election or appointment to the Board and annual grants of 3,200 shares of Restricted Stock on the date of each annual stockholders meeting thereafter at which the individual continues to be a director. The shares of Restricted Stock will vest with respect to 25% of the number of shares of Restricted Stock granted on each of the first, second, third and fourth anniversaries of the date of grant. The Compensation Committee may make discretionary awards of Restricted Stock and options, in addition to the automatic annual grants of Restricted Stock. The exercise price of shares of Common Stock subject to an option shall be the fair market value of such shares on the date of grant as determined by the Compensation Committee. The Compensation Committee shall determine, among other things, any requirements for the exercise of an option and the maximum period in which an option may be exercised.
     As of March 26, 2009, there were options outstanding to purchase 199,866 shares of Common Stock under the Directors Plan. The exercise price of these options is the fair market value of our Common Stock on the date of grant. Based on the closing sale price of our Common Stock on March 26, 2009, the aggregate market value of the 199,866 shares of Common Stock underlying outstanding options granted pursuant to the Directors Plan was approximately $3,293,792.
New Plan Benefits
     The following table sets forth information regarding Restricted Stock which would be received, assuming six non-employee directors participated under the amended and restated Directors Plan in 2009:

Name and Position (1)	Number of Shares of Restricted Stock

Non-Employee Director Group	19,200 Shares

(1)	Neither the Named Executive Officers nor any of our employees is eligible to participate in the amended and restated Directors Plan.
The maximum aggregate number of shares of Common Stock that may be issued pursuant to the amended and restated Directors Plan is 683,334, subject to increases and adjustments pursuant to certain corporate changes, of which 77,486 shares are available for issuance as of March 26, 2009.
Amendment and Termination of the Amended and Restated Directors Plan
     Our Board may amend or terminate the Directors Plan in its discretion, except that no amendment will become effective without approval of our stockholders if such approval is necessary under the NASDAQ Stock Market Rules. The Directors Plan as amended and restated will continue indefinitely until it is terminated by our Board.
Federal Income Tax Consequences
     Generally, an individual will not recognize federal income tax on the grant of an award. Tax treatment thereafter depends upon the type of award involved and the amount of time it has been held. This summary of tax information is current, but is based on federal tax law that is subject to change at any time.
     A holder of Restricted Stock generally recognizes ordinary income on the fair market value of the Restricted Stock at the time the Restricted Stock becomes vested. However, a holder can make an election under section 83(b) of the Internal Revenue Code to be taxed on the fair market value of the Restricted Stock on the date of grant. This election must be submitted in writing to the Internal Revenue Service within 30 days of the date of the Restricted Stock award. Any subsequent sale of Restricted Stock that is acquired after the vesting of Restricted Stock is subject to capital gains treatment. A holder’s basis in the Restricted Stock for this purpose is equal to the amount of ordinary income recognized pursuant to the award.
     Generally, a participant will not recognize income, and we are not entitled to take a deduction, upon the grant of an option. Upon exercise of an option, the individual recognizes ordinary income on the difference between the fair market value of the Common Stock and the exercise price paid under the option. The individual also is subject to capital gains treatment on the subsequent sale of the Common Stock acquired through an option. For this purpose, the individual’s basis in the Common Stock is its fair market value at the time the nonqualified option is exercised.
     We are entitled to a corresponding deduction with respect to an award of Restricted Stock at the time the holder recognizes ordinary income with respect to the award. We generally are allowed to deduct from our taxable income an amount that corresponds to the ordinary income an individual recognizes at the time a nonqualified option is exercised.
Registration under the Securities Act of 1933
     We have registered the shares of Common Stock available for grant under the Directors Plan under the Securities Act of 1933 pursuant to a Registration Statement on Form S-8 that was filed with the Securities and Exchange Commission, or the SEC.
Required Vote
     Approval of the amended and restated Directors Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention will have the same legal effect as a vote against the proposed amended and restated Directors Plan, and broker non-votes will have no effect on the outcome of the proposal.
Our Board of Directors recommends that the stockholders vote FOR approval of the Amendment and
Restatement of the Psychiatric Solutions, Inc. Outside Directors’ Non-Qualified Stock Option Plan.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions. Although ratification is not required by our By-Laws or otherwise, our Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.
Fees
     The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for 2008 and 2007, and fees incurred for other services rendered by Ernst & Young LLP for such years:

	2008	2007

Audit Fees(1)	$1,774,666	$1,743,830
Audit — Related Fees(2)	1,995	1,500
Tax Fees(3)	40,000	40,381

Total Fees	$1,816,661	$1,785,711

(1)	Such services consisted primarily of the audit of our annual financial statements and internal control over financial reporting, the review of our quarterly financial statements, statutory audits, and services provided in connection with registration statements filed with the SEC.

(2)	The fees related to our subscription to Ernst & Young Online.

(3)	Such services consisted primarily of tax compliance services and other tax planning and tax advice services.
Pre-approval of Auditor Services
     The charter of the Audit Committee provides that the Audit Committee must pre-approve all auditing and non-auditing services to be provided by our auditor, other than certain de minimus non-audit services. In addition, any services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. For 2008, all services provided by Ernst & Young LLP were pre-approved by the Audit Committee.
     All non-audit services were reviewed by the Audit Committee, and the Audit Committee concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Required Vote
     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is needed to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Under Delaware law, an abstention will have the same legal effect as a vote against the ratification of Ernst & Young LLP, and broker non-votes will have no effect on the outcome of the ratification of the independent registered public accounting firm. If the appointment is not ratified, the matter will be referred to the Audit Committee for further review.
The Audit Committee and our Board of Directors recommend that the stockholders vote
FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

CORPORATE GOVERNANCE
Standards of Independence for the Board of Directors
     The NASDAQ Stock Market, Inc., or NASDAQ, requires that a majority of our Board of Directors be comprised of independent directors. Our Board of Directors reviews the independence of all of our directors and affirmatively makes a determination as to the independence of each director on an annual basis based on whether such director satisfies the definition of “independent director” as set forth in Rule 4200 of the NASDAQ Stock Market Rules. Our Board of Directors has determined that each of Messrs. Clein, Dill, Gore, Grant and Wissing are independent directors.
Committees of the Board of Directors
     Our Board of Directors has established three standing committees: a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee, each of which is described below. All committee members are non-employee directors, each of whom the Board of Directors has determined to be “independent” as required by the NASDAQ Stock Market Rules. In addition, William M. Petrie, M.D. and Edward K. Wissing serve on our Compliance Committee, which is otherwise comprised of our employees. The Compliance Committee oversees our Code of Ethics, which applies to all of our directors and employees, including our Chief Executive Officer and Chief Accounting Officer.
Compensation Committee
     The Compensation Committee is currently comprised of Messrs. Clein, Gore and Grant. During 2008, the Compensation Committee held four meetings and took action by written consent once. Please refer to “Compensation Discussion and Analysis” for a description of the Compensation Committee’s principal responsibilities and duties. The Compensation Committee has a written charter that is available on our website at www.psysolutions.com.
Audit Committee
     Our Board of Directors has appointed an Audit Committee to assist it in fulfilling its oversight responsibilities for our financial reports, systems of internal controls for financial reporting and accounting policies, procedures and practices. The primary responsibilities and duties of the Audit Committee are as follows:
•	Hire, evaluate and, when appropriate, replace our independent auditor, whose duty it is to audit our books and accounts for the fiscal year in which it is appointed.

•	Determine the compensation to be paid to our independent auditor and, in its sole discretion, approve all audit and engagement fees and terms and pre-approve all auditing and non-auditing services of our independent auditor, other than certain de minimus non-audit services.

•	Review and discuss our internal reporting, audit procedures and the adequacy and effectiveness of our disclosure controls and procedures with management, our independent auditor and our internal auditors.

•	Review and discuss with management and our independent auditor the audited financial statements to be included in our Annual Report on Form 10-K, the quarterly financial statements to be included in our Quarterly Reports on Form 10-Q, our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the selection, application and disclosure of critical accounting policies used in our financial statements.

•	Review and discuss with management the quarterly earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

•	Review and discuss with management all existing related-party transactions and approve any proposed related-party transactions to ensure that they are in our best interest.

•	Review and reassess the adequacy of the Amended and Restated Audit Committee Charter adopted by our Board of Directors and recommend proposed changes to the Board.
     The Audit Committee is currently comprised of Messrs. Dill, Grant and Wissing. Our Board of Directors has determined that David M. Dill is an “audit committee financial expert” as defined in rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended. The Audit Committee held five meetings during 2008. The Audit Committee has a written charter that is available on our website at www.psysolutions.com.
Nominating and Corporate Governance Committee
     The primary responsibilities and duties of the Nominating and Corporate Governance Committee are as follows:
•	Review the composition of our Board of Directors to ensure that a majority of the members are “independent” as required by the NASDAQ Stock Market Rules.

•	Consider and recommend candidates to fill new positions or vacancies on our Board of Directors and review any candidates recommended by our stockholders.

•	Evaluate the performance of each existing director proposed for re-election and recommend the director nominees for approval by our Board of Directors and our stockholders.

•	Retain and terminate any search firm to be used to identify Board candidates and approve the search firm’s fees and other retention terms.

•	Review and reassess the adequacy of the Nominating and Corporate Governance Committee Charter and recommend any changes to the Board.
     The Nominating and Corporate Governance Committee is currently comprised of Messrs. Clein and Gore. The Nominating and Corporate Governance Committee held one meeting during 2008. The Nominating and Corporate Governance Committee has a written charter that is available on our website at www.psysolutions.com.
Meetings of our Board of Directors and Committees
     During 2008, our Board of Directors held a total of four meetings and took action by written consent once. Each director attended 75% or more of the meetings of our Board of Directors and committees of our Board of Directors on which such director served.
Nomination of Directors
     Directors may be nominated by our Board of Directors or by stockholders in accordance with our By-Laws. As a matter of course, the Nominating and Corporate Governance Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on our Board of Directors. The Nominating and Corporate Governance Committee will review all proposed nominees for our Board of Directors, including those proposed by stockholders. This process includes a review of the candidate’s character, judgment, experience, independence, understanding of our business or other related industries and such other factors as the Nominating and Corporate Governance Committee determines are relevant in light of the needs of our Board of Directors and us. The Nominating and Corporate Governance Committee will select qualified candidates and review its recommendations with our Board of Directors, which will decide whether to invite the candidate to be a nominee for election to our Board of Directors. We do not currently pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.

     Our By-Laws govern stockholder nominations of directors. To make a director nomination at the 2010 annual meeting, a stockholder must deliver a written notice (containing certain information specified in our By-Laws as discussed below) to Christopher L. Howard, Esq., our Executive Vice President, General Counsel and Secretary, at Psychiatric Solutions, Inc., 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067 between the dates of December 10, 2009 and January 9, 2010; provided, however, that in the event that the 2010 annual meeting is called for a date that is not between April 19, 2010 and June 18, 2010, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which such notice of the date of the 2010 annual meeting is mailed or such public disclosure is made, whichever first occurs. With respect to an election of directors at a special meeting of stockholders called for the purpose of electing directors, written notice of a stockholder nominee must be provided by the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was first made, whichever first occurs. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Proxy Statement, which requirements are described in “General Information — Stockholder Proposals for 2010 Annual Meeting” on page 34 of this Proxy Statement.
     In order for a stockholder’s nomination to be deemed proper, the notice must contain certain information specified in our By-Laws, including, without limitation, information as to the director nominees proposed by the stockholder, the name and address of the stockholder, the class and number of shares of our capital stock beneficially owned by the stockholder, a description of all arrangements or understandings between the stockholder and any other persons, including each proposed nominee (if applicable), in connection with the proposed nominations, and a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business or nominate the person(s) named in the notice.
Communicating with the Board
     All stockholder communications with our Board of Directors should be directed to Christopher L. Howard, Esq., our Executive Vice President, General Counsel and Secretary, at Psychiatric Solutions, Inc., 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067, and should prominently indicate on the outside of the envelope that it is intended for our Board of Directors or for an individual director. Each communication intended for our Board of Directors and received by Mr. Howard will not be opened, but will be promptly forwarded unopened to the Chairman of the Audit Committee following its clearance through normal security procedures.
Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders
     We encourage each member of our Board of Directors to attend each annual meeting of stockholders. All directors, except Dr. Petrie and Mr. Clein, attended the annual meeting of stockholders held on May 20, 2008.
Non-Management Executive Sessions
     Our Board of Directors has adopted a policy relating to non-management executive sessions. Under this policy, from time to time, and no less frequently than semi-annually, our Board of Directors will meet in executive sessions in which management directors and other members of management do not participate. During 2008, the non-management members of our Board of Directors held four executive sessions.
Policy on Reporting of Concerns Regarding Accounting Matters
     The Audit Committee has adopted a policy on the reporting of concerns regarding accounting, internal accounting controls or auditing matters. We have established a compliance hotline called ValuesLine (866-708-1022), which is administered by a third party, as a hotline for the receipt, retention and treatment of complaints from employees or others regarding accounting, internal accounting controls and auditing matters. Information received through the hotline is conveyed directly to our Executive Vice President, Quality and Compliance. Complaints relating to accounting, internal accounting controls or auditing matters will then be directed to the Chairman of the Audit Committee. Any complaint may be made anonymously if the claimant so desires, and all claimants will be provided confidentiality in the handling of the complaint.

Policies and Procedures with Respect to Related Party Transactions
     The charter of the Audit Committee requires that the Audit Committee review and discuss with management all existing related-party transactions and approve any proposed related-party transactions to ensure that they are in our best interest. “Related-party transactions” include, but are not be limited to, those transactions described in Item 404(a) of Regulation S-K under the federal securities laws. Only members of the Audit Committee who will derive no direct or indirect benefit from a specific related-party transaction may discuss that transaction with management or vote to approve it.
     The procedures above were not followed with respect to our purchase of Terrance Bridges’ home in California in February 2008. Mr. Bridges had lived in California until his promotion from Western Division President to Chief Operating Officer on July 1, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
     The following table sets forth information with respect to ownership of our Common Stock, as of March 26, 2009, by:
•	each person who we know to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;

•	each of our directors;

•	each of our executive officers named in the summary compensation table on page 23 (the “Named Executive Officers”); and

•	all of our directors and executive officers as a group.
     To our knowledge, unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned. All computations are based on 56,234,357 shares of Common Stock outstanding on March 26, 2009.

	Amount and
Name of	Nature of	Percent of
Beneficial Owner, Executive Officer or Director	Beneficial Ownership(1)(2)	Class

Joey A. Jacobs (3)	1,660,701	2.9%
Terrance R. Bridges (4)	162,718	*
Jack E. Polson (5)	409,268	*
Brent Turner (6)	306,800	*
Christopher L. Howard (7)	208,320	*
Christopher Grant, Jr. (8)	23,000	*
Edward K. Wissing (9)	30,744	*
Richard D. Gore (10)	42,000	*
Mark P. Clein (11)	28,404	*
William M. Petrie, M.D. (12)	48,728	*
David M. Dill (13)	32,000	*
Grupo Daniel Alonso S.L. (14)	3,141,261	5.6%
Barclays Global Fund Advisors (15)	3,618,148	6.4%
Columbia Wanger Asset Management, L.P. (16)	2,867,300	5.1%
All directors and executive officers as a group (12 persons) (17)	3,056,574	5.2%

*	Less than 1%

(1)	All share information presented in this table has been adjusted to reflect the two-for-one stock split effected in the form of a stock dividend on January 9, 2006.

(2)	Under SEC rules, the number of shares shown as beneficially owned includes shares of Common Stock subject to options that currently are exercisable or will be exercisable within sixty (60) days of March 26, 2009. Shares of Common Stock subject to options that are currently exercisable or will be exercisable within 60 days of March 26, 2009 are considered to be outstanding for the purpose of computing the percentage of the shares held by a holder, but are not considered to be outstanding for computing the percentage held by others.

(3)	Includes options to purchase 1,320,089 shares of Common Stock, 155,000 shares of Restricted Stock and 74,096 shares of Common Stock held by a Grantor Retained Annuity Trust, of which Mr. Jacobs is the trustee, for the benefit of certain of Mr. Jacobs’ family members.

(4)	Includes options to purchase 112,187 shares of Common Stock and 40,000 shares of Restricted Stock.

(5)	Includes options to purchase 304,541 shares of Common Stock and 69,167 shares of Restricted Stock.

(6)	Includes options to purchase 208,741 shares of Common Stock and 69,167 shares of Restricted Stock.

(7)	Includes options to purchase 108,541 shares of Common Stock and 69,167 shares of Restricted Stock.

(8)	Includes options to purchase 18,000 shares of Common Stock.

(9)	Represents options to purchase 30,744 shares of Common Stock.

(10)	Includes options to purchase 40,000 shares of Common Stock.

(11)	Includes options to purchase 18,000 shares of Common Stock.

(12)	Includes options to purchase 30,000 shares of Common Stock.

(13)	Includes options to purchase 30,000 shares of Common Stock and 1,720 shares of Common Stock held in a custodial account for his minor children. Mr. Dill disclaims beneficial ownership of the shares held in the custodial account for his minor children.

(14)	Based solely on information contained in a Schedule 13G filed by Grupo Daniel Alonso S.L. with the SEC on January 3, 2008. Grupo Daniel Alonso S.L. has sole voting power and sole dispositive power with respect to 3,141,261 shares of Common Stock. The address of Grupo Daniel Alonso S.L. is Avenida Conde Guadalhorce, 57-59, Aviles, Asturias, Spain 33400.

(15)	Based solely on information contained in a Schedule 13G filed by Barclays Global Fund Advisors with the SEC on February 5, 2009. Of these shares, Barclays Global Investors, N.A. has sole voting power with respect to 1,425,991 shares and sole dispositive power with respect to 1,646,004 shares, Barclays Global Fund Advisors has sole voting power with respect to 1,596,442 shares and sole dispositive power with respect to 1,912,258 shares, Barclays Global Investors, Ltd. has sole voting power over 1,707 shares and sole dispositive power over 39,859 shares, Barclays Global Investors Japan Limited has sole voting and dispositive power over 13,671 shares, Barclays Global Investors Australia Limited has sole voting and dispositive power over 6,356 shares. The address of Barclays Global Fund Advisors is 400 Howard Street, San Francisco, California 94105.

(16)	Based solely on information contained in a Schedule 13G filed by Columbia Wanger Asset Management, L.P. with the SEC on February 5, 2009. Columbia Wanger Asset Management, L.P. has sole voting power with respect to 2,760,000 shares of Common Stock and sole dispositive power with respect to 2,867,300 shares of Common Stock. The address of Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(17)	Includes options to purchase 2,290,468 shares of Common Stock and 435,001 shares of Restricted Stock.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. These officers, directors and greater than 10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. There are specific due dates for these reports and we are required to report in this Proxy Statement any failure to file reports as required during 2008. Based upon a review of these filings and written representations from our directors and executive officers, we believe that, except as set forth below, all reports required to be filed with the SEC pursuant to Section 16(a) during 2008 were filed. Richard D. Gore inadvertently failed to file on a timely basis a required Form 4 concerning his exercise of an option to purchase 2,000 shares of Common Stock on May 5, 2008, but has since made the required filing.

COMPENSATION DISCUSSION AND ANALYSIS
     The Compensation Committee is responsible for discharging our Board of Director’s responsibilities relating to compensation plans, policies and programs for our executive officers and directors. In performing its duties, the Compensation Committee:
•	Evaluates the performance of our chief executive officer and reviews our chief executive officer’s evaluation of our other executive officers;

•	Reviews and approves the total compensation package, including base salaries, bonuses, equity and non-equity incentives, retirement plans and other benefits, for our executive officers;

•	Reviews and approves compensation packages for new executive officers and termination packages for executive officers;

•	Reviews and approves the compensation and benefits offered to non-employee directors;

•	Interprets all provisions of our equity-based incentive programs, prescribes the form of any agreements related thereto and adopts, amends and rescinds rules for administration of the incentive programs;

•	Grants awards under our equity-based incentive programs; and

•	Reviews and reassesses the adequacy of the Compensation Committee Charter and recommends any changes to the Board.
     The components of our compensation program for executive officers include base salary, performance-based cash bonuses and equity-based incentive compensation in the form of stock options and shares of Restricted Stock. Our executive compensation program is based on the following four objectives: (i) to link the interests of management with those of our stockholders by encouraging stock ownership; (ii) to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive within the health care industry; (iii) to recognize and reward individual performance through salary, annual cash incentives and long-term stock-based incentives; and (iv) to manage compensation based on the individual’s level of skill, knowledge, effort and responsibility. The Compensation Committee believes that the compensation of our executive officers should provide a competitive level of total compensation necessary to attract and retain talented and experienced officers, and motivate them to contribute to our success.
Compensation Process
     The Compensation Committee approves salaries and other compensation for certain of our officers. In 2008, this group consisted of eight officers, including our five Named Executive Officers. Salaries and other compensation for all other officers and employees are determined by management in accordance with our compensation policies and plans.
     The Compensation Committee reviews and approves, in advance, employment and similar arrangements or payments to be made to any executive officer and certain other officers. The Compensation Committee also relies on the input of our Chief Executive Officer and President concerning the performance of our executive officers and certain other officers in making its compensation decisions. Our Chief Executive Officer and President considers internal pay equity issues, individual contribution and performance, competitive pressures and our financial performance in making his recommendations to the Compensation Committee. The Compensation Committee met four times in 2008 and took action by written consent once.
Role of Compensation Consultant
     The Compensation Committee has retained an outside compensation consultant, Pearl Meyer & Partners, to advise it regarding market trends and practices in executive compensation and with respect to specific compensation decisions. In October 2007, to assist the Compensation Committee in evaluating 2007 compensation and setting compensation for 2008, the consultant provided to the Compensation Committee a detailed report assessing the competitiveness of the compensation amounts offered by us to our executive officers, including an examination of base salary, actual total cash consideration, target total cash consideration and long-term incentives, and a comparison of our overall equity dilution and financial performance with comparable health care companies.
     In October 2008, the consultant provided to the Compensation Committee a similar report to assist the committee in evaluating 2008 compensation and setting compensation for 2009.
Executive Compensation Peer Group
     In order to compare our compensation to other health care companies, the consultant selected a peer group of 14 publicly-traded health care companies with similar revenue and service offerings to us. The peer group for the consultant’s report delivered in October 2007 consisted of the following companies:

Apria Healthcare Group Inc.	Kindred Healthcare, Inc.
Brookdale Senior Living, Inc.	LifePoint Hospitals, Inc.
Community Health Systems, Inc.	Magellan Health Services, Inc.
DaVita Inc.	Pediatrix Medical Group, Inc.
Genesis HealthCare Corporation	Sunrise Senior Living, Inc.
Health Management Associates, Inc.	Triad Hospitals, Inc.
HealthSouth Corporation	Universal Health Services, Inc.
For the consultant’s report delivered in October 2008, Community Health Systems, Inc., Genesis HealthCare Corporation and Triad Hospitals, Inc. were removed from the analysis and Amedisys, Inc., Lincare Holdings, Inc., Tenet Healthcare Corporation and VCA Antech, Inc. were added. In October 2008, the consultant also provided the Compensation Committee with a report assessing the competitiveness of the compensation amounts offered by us to our non-employee directors.
Components of Executive Compensation
     Below is a table outlining each of our Named Executive Officers’ 2009 and 2008 base salaries, cash bonuses, option grants and Restricted Stock awards. Please note that the cash bonuses and equity awards made in 2008 and 2009 related to the Named Executive Officer’s performance in 2007 and 2008, respectively.
TABLE I

	Annual Base Salary		Cash Bonus		Option Awards		Restricted Stock Awards
Name	2009($)	2008($)	2009($)	2008($)	2009(#)	2008(#)	2009(#)	2008(#)
Joey A. Jacobs	$1,500,000	$1,500,000	$1,108,000	$1,535,250	50,000	125,000	50,000	100,000
Terrance R. Bridges	515,000	500,000	233,567	318,760	10,000	18,750	10,000	15,000
Jack E. Polson	460,000	440,000	216,686	265,200	20,000	37,500	25,000	30,000
Brent Turner	460,000	440,000	216,686	265,200	20,000	37,500	25,000	30,000
Christopher L. Howard	460,000	440,000	216,686	265,200	20,000	37,500	25,000	30,000
     We believe that our executive compensation program should be internally consistent and equitable in order to achieve our compensation goals. The Compensation Committee relies on its collective subjective judgment together with the information provided to it by us, the analyses and goals described above and the recommendations of our Chief Executive Officer and President. The Compensation Committee also considers the qualifications, length of service, experience, consistency of performance, position, responsibilities, individual performance and available competitive alternatives of our executives, their existing compensation and our financial resources, performance and prospects in determining appropriate levels of compensation for our executives. The Compensation Committee believes that the difference between the compensation of our Chief Executive Officer and President and the compensation of our other Named Executive Officers is appropriate given the range of compensation paid to the chief executive officers in our peer group, the greater responsibilities of Mr. Jacobs, the impact Mr. Jacobs has on our financial performance and the role Mr. Jacobs plays as the Chairman of our Board.

Base Salary
     Base salary levels for our executive officers are determined, in part, based on individual experience, internal pay equity, comparisons with peer companies with which we compete for personnel and general market conditions. The Compensation Committee reviews each executive officer’s salary at least annually and may change each executive officer’s salary based on (i) the individual’s contribution to us compared to the preceding year, (ii) the individual’s responsibilities compared to the preceding year, (iii) comparisons with peer companies as detailed in the market study prepared by the compensation consultant and (iv) our financial performance.
     The Compensation Committee generally meets in the fall to review each executive officer’s salary and to consider adjustments to each executive’s base salary for the following year. In setting base salaries for 2008 and 2009, the Compensation Committee reviewed the composition of the peer group and the market studies prepared by the consultant, discussed the peer group and the market studies with the consultant and Mr. Jacobs, evaluated the performance of each executive officer and considered our financial performance. The Compensation Committee noted that, over the last three years, we consistently have been one of the top performing companies in the peer group. After considering these factors, the Compensation Committee approved the base salaries provided in Table I above for our Named Executive Officers. In determining Mr. Jacobs’s base salary for 2009, the Compensation Committee considered the factors discussed above and its desire to make a higher percentage of Mr. Jacobs’s compensation dependent on the Company’s financial performance. The Compensation Committee determined not to change Mr. Jacobs’s base salary for 2009 and to increase his potential maximum bonus award.
Cash Bonuses
     Cash bonuses paid to our executive officers are a reward for the realization of established performance objectives. The Compensation Committee adopts a cash bonus plan for each executive officer that establishes performance objectives for the executive officer, as described below. The Compensation Committee generally meets in February to review whether and the extent to which performance objectives have been achieved for the prior year. All bonuses are discretionary and subject to the review and approval of the Compensation Committee.
     In 2006, we adopted the Psychiatric Solutions, Inc. Executive Performance Incentive Plan, or the Executive Plan. Payments to executives pursuant to the Executive Plan are designed to qualify as “performance-based compensation” under Section 162(m) of the Code. If we pay compensation that is “performance-based compensation” under Section 162(m), we can receive a federal income tax deduction for the compensation even if such compensation exceeds $1,000,000 in a single year. In order for compensation to qualify as “performance-based compensation,” it must meet certain conditions and be paid upon the achievement of objective performance goals selected by the Compensation Committee based on one or more of the business criteria set forth in the Executive Plan. In 2008, Mr. Jacobs was the only executive eligible to participate in the Executive Plan.
     The Compensation Committee has discretion to reduce or eliminate, but not increase, an amount that is payable to a participant under the Executive Plan. Any incentive bonuses will be paid in cash as soon as practicable following the end of the fiscal year, or earlier upon a change in control. In the event we experience a change in control, all participants in the Executive Plan shall receive the maximum bonus for which they are eligible, whether or not the performance goals have been achieved. Upon the death or disability of a participant in the Executive Plan, the Compensation Committee may pay the cash bonus whether or not the performance goals have been achieved.
     Cash bonuses to our Named Executive Officers are based on the criteria set forth in the cash bonus plans and listed below. Also listed is the percentage of each executive officer’s bonus that is based on the applicable criteria.

TABLE II

	Actual vs. Budgeted	Adjusted Earnings	Other Subjective
Name	Adjusted EBITDA	Per Share	Criteria
Joey A. Jacobs	60%	20%	20%
Terrance R. Bridges	70%	20%	10%
Jack E. Polson	60%	20%	20%
Brent Turner	60%	20%	20%
Christopher L. Howard	60%	20%	20%
     The financial components of the cash bonus plans are Adjusted EBITDA and Adjusted EPS. Adjusted EBITDA, as referred to in the cash bonus plans is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation, amortization, share-based compensation and other expenses. Adjusted EPS, as referred to in the cash bonus plans, is defined as earnings per share from continuing operations adjusted for non-recurring, infrequent or unusual items. The Compensation Committee believes that Adjusted EBITDA and Adjusted EPS are the appropriate financial measures for the cash bonus plans because they are important measures of our performance and the performance of our management, they drive our success and growth and they are key criteria by which management plans and monitors our business.
     The Compensation Committee believes that the vast majority of the cash bonus should be based on objective measures of financial performance, but believes that more subjective elements are also important in recognizing achievement and motivating officers. Accordingly, the target bonus amount is adjusted based upon the Compensation Committee’s subjective assessment of performance against the other performance objectives set at the outset of the year as well as the Named Executive Officer’s overall contribution to our success and, in the case of Named Executive Officers other than our Chief Executive Officer and President, the recommendation of our Chief Executive Officer and President.
     For 2008, the target bonus award (as a percentage of base salary) for each Named Executive Officer was as follows: Mr. Jacobs, 100%; and Messrs. Bridges, Polson, Turner and Howard, 66.67%. The maximum bonus award (as a percentage of base salary) that each Named Executive Officer could receive was as follows: Mr. Jacobs, 150%; and Messrs. Bridges, Polson, Turner and Howard, 100%.
     For 2008, budgeted Adjusted EBITDA for purposes of our executives’ bonus plans was $328.0 million. Table III below sets forth the portion of the cash bonus based upon Adjusted EBITDA targets that each Named Executive Officer was eligible to receive for 2008. For example, if our actual Adjusted EBITDA for 2008 was 100% of our budgeted Adjusted EBITDA, Mr. Jacobs would receive 60% of his cash bonus (based on Table II above) at the 100% level.

TABLE III

		100% of
	90% - 100% of	Budgeted	100% - 105% of	105% of Budgeted
	Budgeted	Adjusted	Budgeted	Adjusted EBITDA
Name	Adjusted EBITDA	EBITDA	Adjusted EBITDA	or Greater
Joey A. Jacobs	0% - 100%	100%	100% - 150%	150%
Terrance R. Bridges	0% - 66.67%	66.67%	66.67% - 100%	100%
Jack E. Polson	0% - 66.67%	66.67%	66.67% - 100%	100%
Brent Turner	0% - 66.67%	66.67%	66.67% - 100%	100%
Christopher L. Howard	0% - 66.67%	66.67%	66.67% - 100%	100%
     The table below sets forth the portion of the cash bonus based upon our achievement of certain adjusted EPS targets that each Named Executive Officer was eligible to receive for 2008. For example, if our adjusted EPS for 2008 was $1.93, Mr. Jacobs would receive 20% of his cash bonus (based on Table II above) at the 100% level.
TABLE IV

	Adjusted EPS of	Adjusted EPS of	Adjusted EPS of
Name	$1.88 - $1.93	$1.93 - $1.97	$1.97 or Greater
Joey A. Jacobs	0% - 100%	100% - 150%	150%
Terrance R. Bridges	0% - 66.67%	66.67% - 100%	100%
Jack E. Polson	0% - 66.67%	66.67% - 100%	100%
Brent Turner	0% - 66.67%	66.67% - 100%	100%
Christopher L. Howard	0% - 66.67%	66.67% - 100%	100%
     In February 2009, the Compensation Committee met to determine whether and the extent to which the performance goals in each executive officer’s 2008 cash bonus plan had been achieved. Based on such review, the Compensation Committee awarded cash bonuses for the executive officers pursuant to the terms of the cash bonus plans for such officers in the amounts set forth in Table I above. The cash bonuses awarded to the executive officers were based on the salaries of such officers as of January 1, 2008.
Equity-Based Compensation
     We believe that stock options and Restricted Stock are a key component to the compensation of our executive officers. In accordance with the terms of our 2008 Long-Term Equity Compensation Plan, as described in more detail below, no stock options or Restricted Stock would be granted if certain performance targets were not achieved. Stock options and Restricted Stock provide a substantial incentive to employees by allowing them to directly participate in any increase in our long-term value. These incentives are intended to reward, motivate and retain the services of our executive officers. Equity-based compensation also aligns the interests of our executive officers with our stockholders.
     On February 25, 2008, the Compensation Committee adopted the 2008 Long-Term Equity Compensation Plan for eligible employees, including our executive officers. The number of equity awards to be granted under the 2008 Long-Term Equity Compensation Plan is based on our adjusted EPS for 2008 compared to our adjusted EPS for 2007. If our adjusted EPS for 2008 did not exceed our adjusted EPS for 2007 by at least 20%, no equity awards would be granted. If our 2008 adjusted EPS exceeded our 2007 adjusted EPS by between 20% and 30%, the

Compensation Committee could grant stock options to purchase not less than two percent and not more than three percent of our issued and outstanding shares of Common Stock as of the grant date. If our 2008 adjusted EPS exceeded our 2007 adjusted EPS by more than 30%, the Compensation Committee could grant stock options to purchase that number of shares equal to three percent of our issued and outstanding shares of Common Stock as of the grant date. The actual number of securities granted within these parameters was in the sole discretion of the Compensation Committee. At the discretion of the Compensation Committee, Restricted Stock may be issued in lieu of stock options.
     In connection with the amendment to the Equity Incentive Plan that was approved at last year’s annual meeting of stockholders, the Compensation Committee adopted a policy that provides that beginning with 2008 and for the years ended December 31, 2008, 2009 and 2010, our prospective three-year average burn rate with respect to our equity awards will not exceed the greater of two percent of our shares outstanding or the mean and one standard deviation of its Global Industry Classification Standards Peer Group (351020 — Health Care Equipment and Services) of 4.57 percent. This policy will apply to shares issued pursuant to the Directors Plan and the Psychiatric Solutions, Inc. Equity Incentive Plan, as amended, or the Equity Incentive Plan. For the purposes of calculating the three-year average burn rate, each share of Restricted Stock or stock award or any forms of full-value awards granted under our equity plans will be counted as 2.5 award shares. The burn rate will be calculated as (i) the number of equity awards granted in each fiscal year by the Compensation Committee to employees and directors, excluding awards granted to replace securities assumed in connection with a business combination transaction, divided by (ii) the weighted basic shares outstanding. For 2008, our burn rate was less than 4.57%.
     The Compensation Committee meets with our Chief Executive Officer to determine the allocation of equity awards to the eligible employees, except with respect to his equity award. Mr. Jacobs proposes the equity awards for all eligible employees subject to the review and approval of the Compensation Committee. In determining the equity award to be granted to the Chief Executive Officer and the other executive officers, the Compensation Committee evaluates the following factors: (i) our overall performance for the fiscal year in question; (ii) the performance of the individual in question; (iii) the contribution by the individual to us on an overall basis; (iv) the historical level of compensation of the individual; (v) the level of compensation of similarly situated executives in our industry based on the consultant’s report; and (vi) that level of combination of cash compensation and equity awards that would be required from a competitive point of view to retain the services of a valued executive officer.
     Because our equity awards made under the Equity Compensation Plan are based on the prior year’s performance, grants are typically made in February shortly after the completion of our audited financial statements. Equity awards granted pursuant to the Equity Compensation Plan are issued under the Equity Incentive Plan. On February 11, 2009, the Compensation Committee met to determine whether and the extent to which the performance goals set forth in the 2008 Long-Term Equity Compensation Plan had been achieved. Based on the performance goals set forth in our Equity Compensation Plan, the Compensation Committee could have issued 1,627,670 equity awards. Upon Mr. Jacobs’s recommendation, however, the Compensation Committee only issued 997,750 equity awards. The Compensation Committee determined not to issue all of the equity awards earned under the Equity Compensation Plan because of the recessionary economic environment and its expected impact on our financial performance.
     For purposes of the 2008 Long-Term Equity Compensation Plan, the Compensation Committee determined that each share of Restricted Stock was equivalent to an option to purchase 2.5 shares. The Compensation Committee’s determination was based on information provided by the outside compensation consultant and guidelines adopted by RiskMetrics Group. On February 11, 2009, the Compensation Committee approved a grant of options and Restricted Stock to our Named Executive Officers as set forth in Table I above, effective on February 28, 2009. The options will vest and become exercisable over the four year period following the date of grant, with 25% of the options vesting on each of the first, second, third and fourth anniversaries of the date of grant. The exercise price of the stock options is $16.94 per share, which was the closing price of our common stock on The NASDAQ Global Select Market on the trading day prior to the grant date. Shares of Restricted Stock vest 25% per year on the four successive anniversary dates of the grant of Restricted Stock beginning February 28, 2010.
     We believe that we are the only company in our peer group that conditions the grant of all equity awards to existing employees on an increase in adjusted EPS from the prior year to the current year. Under our Equity Compensation Plans, we must achieve a specified level of EPS growth for existing employees to earn the right to receive any equity awards. On March 2, 2009, the Compensation Committee adopted the 2009 Long-Term Equity Compensation Plan on terms identical to the 2008 Long-Term Equity Compensation Plan, except that, if our 2009 adjusted EPS exceeds our 2008 adjusted EPS by between 14% and 20%, the Compensation Committee may grant equity awards to purchase not less than one percent and not more than two percent of our issued and outstanding shares of Common Stock as of the grant date.
Perquisites
     We provide our executive officers with perquisites that we believe are reasonable and consistent with our overall executive compensation program. We believe that such perquisites help us to retain our executive personnel and allows them to operate more effectively. These perquisites include payment of premiums for long-term disability insurance and long-term care insurance. We also offer a nonqualified deferred compensation plan pursuant to which the executive officers and other key employees may elect to defer up to 10% of their cash compensation. See “Post-Employment Compensation” for additional information about our nonqualified deferred compensation plan.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following summary compensation table reflects the total compensation of the Named Executive Officers.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and				Awards	Awards	Compensation	Compensation
Principal Position	Year	Salary ($)		(1) ($)	(2) ($)	(3) ($)	(4) ($)	Total ($)
Joey A. Jacobs	2008	$1,490,384		$1,227,267	$1,372,670	$1,108,000	$11,360	$5,209,681
Chairman of the	2007	1,236,250		519,250	1,814,031	1,535,250	11,923	5,116,704
Board, President and	2006	890,865		—	2,174,920	1,204,200	11,272	4,281,257
Chief Executive Officer
Jack E. Polson	2008	438,462		661,813	373,144	216,686	11,255	1,701,360
Executive Vice	2007	397,740		414,215	524,530	265,200	11,602	1,613,287
President, Chief	2006	340,625		68,729	538,999	230,344	11,154	1,189,851
Accounting Officer
Terrance R. Bridges	2008	456,187	(5)	317,250	702,858	233,567	12,760	1,722,622
Co-Chief Operating	2007	388,189	(6)	113,313	432,671	318,760	13,729	1,266,662
Officer
Brent Turner	2008	438,462		661,813	373,144	216,686	11,211	1,701,316
Executive Vice	2007	397,740		414,215	529,559	265,200	11,611	1,618,325
President, Finance	2006	340,625		68,729	544,181	230,344	11,115	1,194,994
and Administration
Christopher L. Howard	2008	438,462		661,813	362,269	216,686	11,280	1,690,510
Executive Vice	2007	396,154		414,215	409,106	265,200	11,680	1,496,355
President, General	2006	333,333		68,729	253,556	202,500	11,184	869,302
Counsel and Secretary

(1)	Represents the dollar value of compensation cost recognized by us pursuant to Statement of Financial Standards No. 123R, or SFAS 123R. We granted 10,000 shares of Restricted Stock to each of Messrs. Polson, Turner and Howard on February 23, 2006. We granted 60,000 shares of Restricted Stock to Mr. Jacobs and 38,333 shares of Restricted Stock to each of Messrs. Polson, Turner and Howard on February 20, 2007. We granted 25,000 shares of Restricted Stock to Mr. Bridges upon his being named as our Chief Operating Officer on July 1, 2007. On February 25, 2008, we granted 100,000 shares of Restricted Stock to Mr. Jacobs, 30,000 shares of Restricted Stock to each of Messrs. Polson, Turner and Howard and 15,000 shares of Restricted Stock to Mr. Bridges. See Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of our equity awards.

(2)	Represents the dollar value of compensation cost recognized by us pursuant to SFAS 123R. Options granted pursuant to Equity Compensation Plans are issued under the Equity Incentive Plan. See Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of our equity awards. In addition, ratable amounts expensed for awards that were granted in prior years are included.

(3)	Represents cash bonuses paid pursuant to the 2008, 2007 and 2006 cash bonus plan for each Named Executive Officer.

(4)	Represents premiums paid by us for life insurance, long-term disability insurance and long-term care insurance.

(5)	Includes $10,418 for reimbursement of two monthly mortgage payments on his former California residence.

(6)	Includes relocation expenses of $65,297 for which we reimbursed Mr. Bridges in connection with his appointment as Chief Operating Officer.

Grants of Plan-Based Awards
     The following table provides disclosure of performance-based equity compensation received by the Named Executive Officers during 2008.

		All Other Stock		All Other Option		Exercise or
		Awards:		Awards: Number of		Base Price of	Grant Date Fair
		Number of Shares of		Securities Underlying		Option Awards	Value of Stock and
Name	Grant Date	Stock or Units (#)		Options (#)		($/Sh)	Option Awards ($)
Joey A. Jacobs	2/25/2008	100,000	(1)	—		—	$2,900,000
	2/25/2008	—		125,000	(2)	$29.00	1,798,750

Terrance R. Bridges	2/25/2008	15,000	(1)	—		—	435,000
	2/25/2008	—		18,750	(2)	$29.00	269,813

Jack E. Polson	2/25/2008	30,000	(1)	—		—	870,000
	2/25/2008	—		37,500	(2)	$29.00	539,625

Brent Turner	2/25/2008	30,000	(1)	—		—	870,000
	2/25/2008	—		37,500	(2)	$29.00	539,625

Christopher L. Howard	2/25/2008	30,000	(1)	—		—	870,000
	2/25/2008	—		37,500	(2)	$29.00	539,625

(1)	Represents shares of Restricted Stock granted during 2008 pursuant to the Equity Incentive Plan based on achievement of objectives set forth in the 2007 Equity Compensation Plan.

(2)	Represents stock options granted during 2008 pursuant to the Equity Incentive Plan based on achievement of objectives set forth in the 2007 Equity Compensation Plan. The option grants were approved by the Compensation Committee on February 25, 2008, subject to stockholder approval of an amendment to the Equity Incentive Plan to increase the number of authorized shares available under the plan. Stockholder approval of the amendment was obtained on May 20, 2008.
Outstanding Equity Awards at Fiscal Year-End
     The following table provides certain information with respect to the Named Executive Officers regarding outstanding equity awards as of December 31, 2008 that represent potential amounts that may be realized in the future.

	Option Awards					Stock Awards
	Number of		Number of
	Securities		Securities			Number of
	Underlying		Underlying			Shares or Units	Market Value of
	Unexercised		Unexercised	Option	Option	of Stock That	Shares or Units of
	Options (#)		Options (#)	Exercise	Expiration	Have Not	Stock That Have
Name	Exercisable		Unexercisable	Price ($)	Date (1)	Vested (2) (#)	Not Vested ($)(3)
Joey A. Jacobs	200,000	(4)	—	$3.28	3/25/13	—	—
	200,000	(5)	—	6.88	10/30/13	—	—
	134,000	(4)	—	10.23	3/12/14	—	—
	169,802	(4)	—	20.69	3/17/15	—	—
	98,198	(4)	—	19.31	5/17/15	—	—
	342,629	(4)	114,210 (4)	32.99	2/23/16	—	—
	15,000	(5)	45,000 (5)	41.54	2/20/17	—	—
	—		125,000 (5)	29.00	2/25/18	—	—
	—		—	—	—	45,000	$1,253,250
	—		—	—	—	100,000	2,785,000

	Number of		Number of
	Securities		Securities				Number of
	Underlying		Underlying				Shares or Units	Market Value of
	Unexercised		Unexercised		Option	Option	of Stock That	Shares or Units of
	Options (#)		Options (#)		Exercise	Expiration	Have Not	Stock That Have
Name	Exercisable		Unexercisable		Price ($)	Date (1)	Vested (2) (#)	Not Vested ($)(3)
Terrance R. Bridges	20,000	(5)	10,000	(5)	$23.28	7/28/15	—	—
	19,500	(4)	6,500	(4)	32.99	2/23/16	—	—
	5,750	(5)	17,250	(5)	41.54	2/20/17	—	—
	50,000	(5)	150,000	(5)	36.26	3/6/16	—	—
	—		18,750	(5)	29.00	2/25/18	—	—
	—		—		—	—	18,750	$522,188
	—		—		—	—	15,000	417,750

Jack E. Polson	86,000	(4)	—		10.23	3/12/14	—	—
	110,000	(4)	—		20.69	3/17/15	—	—
	60,000	(4)	20,000	(4)	32.99	2/23/16	—	—
	9,583	(5)	28,750	(5)	41.54	2/20/17	—	—
	—		37,500	(5)	29.00	2/25/18	—	—
	—		—		—	—	5,000	139,250
	—		—		—	—	28,750	800,688
	—		—		—	—	30,000	835,500

Brent Turner	100,200	(4)	—		20.69	3/17/15	—	—
	60,000	(4)	20,000	(4)	32.99	2/23/16	—	—
	9,583	(5)	28,750	(5)	41.54	2/20/17	—	—
	—		37,500	(5)	29.00	2/25/18	—	—
							5,000	139,250
	—		—		—	—	28,750	800,688
	—		—		—	—	30,000	835,500

Christopher L. Howard	50,000	(4)	—		23.90	9/1/15	—	—
	22,500	(4)	7,500	(4)	32.99	2/23/16	—	—
	9,583	(5)	28,750	(5)	41.54	2/20/17	—	—
	—		37,500	(5)	29.00	2/25/18	—	—
			—		—	—	5,000	139,250
	—		—		—	—	28,750	800,688
	—		—		—	—	30,000	835,500

(1)	The expiration date of each option occurs on the tenth anniversary of the grant date.

(2)	Shares of Restricted Stock vest 25% per year on the four successive anniversary dates of the grant of Restricted Stock.

(3)	Based on the closing sales price of our Common Stock of $27.85 on The NASDAQ Global Select Market on December 31, 2008.

(4)	Options became or will become exercisable in 25% increments on the date of grant and on each of the first, second and third anniversaries of the option grant date.

(5)	Options became or will become exercisable in 25% increments on each of the first, second, third and fourth anniversaries of the option grant date.

Option Exercises and Stock Vested
     The following table shows the amounts received by the Named Executive Officers upon the exercise of options or the vesting of Restricted Stock during 2008.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	Upon Exercise ($)	Vesting (#)	on Vesting ($)
Joey A. Jacobs	—	—	15,000 (2/20/08)	$470,700

Terrance R. Bridges	—	—	6,250 (7/1/08)	236,500

Jack E. Polson	—	—	2,500 (2/23/08)	72,500
	—	—	9,583 (2/20/08)	300,715
	15,000 (5/29/08)	$455,025	—	—
	35,000 (5/28/08)	1,055,040	—	—

Brent Turner	—	—	2,500 (2/23/08)	72,500
	—	—	9,583 (2/20/08)	300,715
	60,500 (9/19/08)	1,802,045	—	—
	9,800 (9/19/08)	188,863	—	—
	25,500 (7/9/08)	758,283	—	—

Christopher L. Howard	—	—	2,500 (2/23/08)	72,500
	—	—	9,583 (2/20/08)	300,715

POST-EMPLOYMENT COMPENSATION
Nonqualified Deferred Compensation Plan
     The following table shows the activity during 2008 and the aggregate balances held by each of our Named Executive Officers at December 31, 2008 under the Psychiatric Solutions, Inc. Nonqualified Deferred Compensation Plan, or the NDCP.

	Executive	Registrant	Aggregate	Aggregate	Aggregate Balance
	Contributions in	Contributions in	Earnings in 2008	Withdrawals/	at December 31,
Name	2008 ($) (1)	2008 ($)	($)	Distributions ($)	2008 ($)
Joey A. Jacobs	$79,889	—	$(46,860)	—	$108,508
Terrance R. Bridges	39,886	—	(21,716)	—	49,459
Jack A. Polson	75,736	—	(44,887)	—	104,927
Brent Turner	36,062	—	(24,495)	—	52,733
Christopher L. Howard	75,583	—	(50,046)	—	104,273

(1)	All contributions by our Named Executive Officers were reported as compensation in the summary compensation table on page 23.
     The NDCP is an unfunded plan pursuant to which eligible participants may elect to have a portion of their compensation deferred until a later date. Participants may elect to contribute to the NDCP any deferred salary in excess of such participant’s deferral limits under the Psychiatric Solutions, Inc. Retirement Savings Plan, or the Savings Plan, for the applicable year, plus any earnings thereon; provided, however, that such amount may not exceed the salary deferral limits provided in Section 402(g) of the Code in effect for the applicable calendar year. Each participant making a deferral election under the NDCP for the excess contributions to the Savings Plan shall also be credited with the matching contributions that we would have made, if any, under the Savings Plan for the applicable year in excess of the matching contributions actually made to the Savings Plan for such year. In addition, each participant may elect to defer up to 10% of his or her base salary and bonus into the NDCP. Eligibility for participation in the NDCP is limited to our employees who are (i) members of a select group of our management or otherwise are highly compensated and (ii) have been designated by the Compensation Committee to participate in the NDCP, including the Named Executive Officers. A participant’s account is 100% vested and nonforfeitable at all times. Deferral elections are made by the eligible employees in December of each year for amounts to be earned in the following year.
     Participants may direct the investment of their NDCP accounts in investment funds included in our Savings Plan. Subject to our approval, a participant may elect for distributions to be paid upon retirement after reaching age 65, termination of employment or a date specified in the election. Unless a participant elects otherwise, distributions shall be made or begin as soon as administratively feasible following any termination of employment. However, if the participant is a “Key Employee,” as defined in the Code, such participant cannot receive any distributions from the NDCP on account of termination of employment until at least six months after such participant’s termination. A participant may elect for distributions to be paid in a lump sum or in annual or monthly installments over a period of no more than ten years. In the absence of such an election, distributions shall be made in a single sum. Upon death or disability of a participant or if we experience a change in control, such participant’s account balance will be paid in a lump sum.
     We have established a trust as a reserve for the benefits payable under the NDCP. We are the grantor of the trust and the trust has been established for the benefit of the participants in the NDCP and, if we become insolvent or go bankrupt, for the benefit of our general creditors. To the extent that the participants’ benefits are not paid from the trust, such benefits shall be paid from our general assets. The participants shall have no funded, secured or preferential right to payment, but rather shall at all times have the status of a general unsecured creditor.

Potential Payments Upon Termination or Change in Control
     We entered into a new employment agreement with Joey A. Jacobs, our Chairman, President and Chief Executive Officer, on May 10, 2007. The employment agreement superseded Mr. Jacobs’ prior employment agreement with us. The employment agreement is subject to automatic annual renewals absent prior notice from either party of the intent not to renew the employment agreement. Pursuant to the employment agreement, Mr. Jacobs’ base salary, cash bonuses and incentive compensation are subject to adjustment from time to time at the discretion of the Compensation Committee.
     If we terminate Mr. Jacobs’ employment “without cause” or if Mr. Jacobs resigns as a result of a “constructive discharge,” as those terms are defined in the employment agreement: (a) Mr. Jacobs will receive a lump sum severance payment equal to two times the sum of (i) his base salary on the date of termination and (ii) the most recent annual bonus paid to Mr. Jacobs during the immediately previous 12-month period; (b) Mr. Jacobs will receive any earned but unpaid base salary, which shall be paid in accordance with our normal payroll practices; (c) Mr. Jacobs will receive bonus compensation payable on a prorated basis for the year of termination, which shall be paid at the same time our executive officers receive their bonuses for the year in which the termination occurred; (d) to the extent that Mr. Jacobs is eligible for and has elected continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), we agreed to waive all premiums for elected continuation coverage during such COBRA period but not to exceed 18 months; (e) to the extent that Mr. Jacobs is covered by an individual health policy, we will pay all reasonable premiums under such policy for 24 months following the termination date; and (f) all shares of Restricted Stock and unvested stock options held by Mr. Jacobs and scheduled to vest during the succeeding 24-month period will immediately vest and any such options will remain exercisable for 12 months (3 months in the case of incentive stock options) from the date of termination. Termination, whether voluntary or involuntary, of Mr. Jacobs’ employment within 12 months following a “change in control,” as defined in the employment agreement, shall be treated as a termination without cause.
     If Mr. Jacobs’ employment terminates as a result of his disability or death, Mr. Jacobs or his beneficiaries will be entitled to receive any earned but unpaid base salary, which shall be paid in accordance with the normal payroll practices of the Company. In addition, Mr. Jacobs or his beneficiaries will also receive any bonus compensation, which is payable on a prorated basis for the year of termination, and which shall be paid at the same time our executive officers receive their bonuses for the year in which the termination occurred. Finally, all shares of Restricted Stock and unvested stock options held by Mr. Jacobs will immediately vest upon his death or termination for disability.
     If Mr. Jacobs’ employment is terminated for cause, as defined in the employment agreement, or he resigns other than pursuant to a triggering event described above, any earned but unpaid base salary shall be paid in accordance with our normal payroll practices, but we will not make any other payments or provide any benefits to Mr. Jacobs.
     If the payment of severance benefits would result in Mr. Jacobs being subject to excise tax under Section 4999 of the Code, we will make a gross up payment to, or on behalf of, Mr. Jacobs to mitigate such taxes.
     The employment agreement provides that Mr. Jacobs, during the period of his employment and for a 12-month period thereafter, will not, among other things, compete with us or solicit our customers, suppliers or employees, except in the event of a termination without cause.
     The following table shows the amounts that Mr. Jacobs would have received if his employment had been terminated for the reasons indicated effective December 31, 2008:

	Salary and		Accelerated Vesting
Triggering Event	Bonus ($)		of Equity Awards ($)		Benefits ($)		Total ($)
Death	$1,108,000	(1)	$4,038,250	(2)	$174,339	(3)	$5,320,589
Disability	1,108,000	(1)	4,038,250	(2)	174,339	(3)	5,320,589
Termination by the Company Without Cause or Constructive Discharge	7,159,268	(4)	2,228,000	(5)	198,253	(6)	9,585,521
Change in Control	9,455,203	(4)(7)	2,228,000	(5)	198,253	(6)	11,881,456

(1)	Represents bonus for 2008. Mr. Jacobs’ would not have any earned but unpaid base salary as of December 31, 2008.

(2)	The amount shown reflects the value of shares of Restricted Stock and the shares of our Common Stock underlying unvested options, all of which would become vested in accordance with Mr. Jacobs’ employment agreement. The value of Restricted Stock is based on $27.85, the closing price of our Common Stock as reported on The NASDAQ Global Select Market on December 31, 2008. The value of options is based on the number of shares underlying the options and the difference between $27.85 and the per share exercise price for the options.

(3)	Includes accrued vacation only.

(4)	Represents a lump sum payment equal to (a) two times the sum of Mr. Jacobs’ base salary as of December 31, 2008 plus the most recent annual bonus paid to Mr. Jacobs and (b) Mr. Jacobs’ bonus for 2008.

(5)	The amount shown reflects the value of shares of Restricted Stock and the shares of our Common Stock underlying unvested options that would vest within 24 months of termination, all of which would become vested in accordance with Mr. Jacobs’ employment agreement. The value of Restricted Stock is based on $27.85, the closing price of our Common Stock as reported on The NASDAQ Global Select Market on December 31, 2008. The value of options is based on the number of shares underlying the options and the difference between $27.85 and the per share exercise price for the options.

(6)	Includes accrued vacation and the premiums for health insurance benefits for 24 months in accordance with the Mr. Jacobs’ employment agreement.

(7)	The amount includes a “gross up” payment of all excise taxes imposed under Section 4999 of the Code and any federal income and excise taxes that are payable as a result of any reimbursements for Section 4999 excise taxes in accordance with Mr. Jacobs’ employment agreement. This calculation assumes termination of employment.
     The Compensation Committee believes that the severance benefits established, and the circumstances under which they would be payable, are appropriate based on Mr. Jacobs’ position and tenure with us, and competitive practices in effect at the time of execution of Mr. Jacobs’ employment agreement. Consistent with these competitive practices, the definitions of “termination for cause” and “constructive discharge” incorporated into the employment agreement were selected to assure that Mr. Jacobs would be fairly compensated in the event that we denied him the opportunity to fulfill the terms of his employment agreement, or materially altered the terms and conditions under which he was to perform his services.
     None of our other executive officers has an employment or severance agreement.

DIRECTOR COMPENSATION
     The following table sets forth the 2008 compensation received by our non-employee directors. Mr. Jacobs does not receive any additional compensation for his services as a director.

	Fees Earned or	Option
Name	Paid in Cash (1) ($)	Awards (2) ($)	Total ($)
Mark P. Clein	$65,000	$60,330	$125,330
David M. Dill	72,000	68,868	140,868
Richard D. Gore	63,000	60,330	123,330
Christopher Grant, Jr.	77,000	60,330	137,330
William M. Petrie, M.D.	66,000	62,455	128,455
Edward K. Wissing	91,000	60,330	151,330

(1)	Includes annual retainer, meeting fees and fees associated with chairing a Board committee.

(2)	Represents the dollar value of compensation cost recognized by us pursuant to SFAS 123R. The options were granted pursuant to the Psychiatric Solutions, Inc. Outside Directors Non-Qualified Stock Option Plan, or the Directors Plan. See Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of our equity awards. The grant date fair value of each equity award granted during 2008 computed in accordance with SFAS 123R is $10.16. As of December 31, 2008, Mr. Clein held options to purchase 24,000 shares of our Common Stock, Mr. Dill held options to purchase 36,000 shares of our Common Stock, Mr. Gore held options to purchase 46,000 shares of our Common Stock, Mr. Grant held options to purchase 24,000 shares of our Common Stock, Dr. Petrie held options to purchase 36,000 shares of our Common Stock and Mr. Wissing held options to purchase 36,744 shares of our Common Stock.
     In 2008, each non-employee director received:
•	an annual retainer of $40,000;

•	a meeting fee of $2,000 for each Board or committee meeting attended in person and $1,000 for each telephonic meeting (but only one fee in the event that more than one such meeting is held on a single day);

•	an initial grant of an option to purchase 12,000 shares of Common Stock on the date of such director’s appointment to the Board of Directors;

•	an annual grant of an option to purchase 8,000 shares of Common Stock; and

•	reimbursement for necessary travel expenses incurred in attending such meetings.
     In 2008, the Compensation Committee retained an outside compensation consultant, Pearl Meyer & Partners, to advise it regarding market trends and practices in director compensation. To assist the Compensation Committee in evaluating 2008 compensation and setting compensation for 2009, the consultant provided to the Compensation Committee a detailed report assessing the competitiveness of the compensation amounts offered by us to our directors, including an examination of annual retainers, meeting fees, total cash consideration and long-term incentives.
     In October 2008, the Compensation Committee increased the annual retainer for non-employee directors to $60,000 starting on the date of the 2009 annual meeting of stockholders, which is the date the annual retainer is paid to the non-employee directors. Additionally, each Board member serving as Chairman of the Audit Committee, Compliance Committee and Compensation Committee receives an additional $2,000 per month, and each Co-Chairman of the Nominating and Corporate Governance Committee receives an additional $1,000 per month. In establishing the annual retainer and meeting fees, the Compensation Committee reviewed the market study prepared by Pearl Meyer and considered Pearl Meyer’s observations and recommendations.

     Option grants under the Directors Plan are non-discretionary. As of the date of our annual meeting of stockholders each year, each non-employee member of our Board is automatically granted under the Directors Plan, without further action by us, our Board of Directors, the Compensation Committee or our stockholders, an option to purchase 8,000 shares of our Common Stock. On May 20, 2008, the Board granted an option to purchase 8,000 shares of our Common Stock to each of our non-employee directors at an exercise price of $35.61 per share (the fair market value based on the closing sales price reported on The NASDAQ Global Select Market on the previous trading day). Options granted under the Directors Plan are intended by us not to qualify as incentive stock options under the Code.
     The exercise price of options granted under the Directors Plan must be the fair market value of our Common Stock subject to the option on the date of the option grant. Options granted under the Directors Plan are immediately exercisable as to 25% of the option shares and the remaining 75% of the option shares become exercisable in equal installments on each of the first, second and third anniversaries of the option grant date. Options granted prior to May 17, 2005 expire the earlier of five years from the date of grant or three months after the date on which the option holder ceases to be a director. Options granted on or after May 17, 2005 expire the earlier of ten years from the date of grant or three months after the option holder ceases to be a director. However, upon the termination of a director due to death or disability, such director, or his or her estate, as the case may be, may exercise options granted under the Directors Plan, including any options that had not become exercisable on the date of termination or death, for the remainder of the regular option period. All options granted under the Directors Plan become fully vested if we experience a change in control, subject to vesting limitations in situations in which an option holder would realize less net income under the option after payment of “golden parachute” excise taxes under Section 4999 of the Code. Our Board has adopted and is proposing to the stockholders for approval at the Annual Meeting an amendment and restatement of the Directors Plan as set forth in Proposal 2 of this Proxy Statement. Our Board may amend or terminate the Directors Plan in its discretion, except that no amendment will become effective without approval of our stockholders if such approval is necessary pursuant to the NASDAQ listing standards. The Directors Plan will continue indefinitely until it is terminated by our Board.
     Each of our directors is a party to an Indemnification Agreement with us pursuant to which we have agreed to indemnify and advance expenses to such director in connection with his or her service as our director, officer or agent to the fullest extent permitted by law and as set forth in each such agreement and, to the extent applicable, to maintain insurance coverage for each such director under our policies of directors’ and officers’ liability insurance.
Equity Compensation Plan Information
     The following table provides information as of December 31, 2008 with respect to compensation plans (including individual compensation arrangements) under which shares of our Common Stock are authorized for issuance.

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	second column)

Equity compensation plans approved by security holders (1) (2)	7,010,428	$26.92	1,822,610

Equity compensation plans not approved by security holders	—	—	—

Total	7,010,428	$26.92	1,822,610

(1)	Represents stock options granted or issuable under the Psychiatric Solutions, Inc. 1997 Key Personnel Plan, the Equity Incentive Plan and the Directors Plan.

(2)	Includes 498,000 shares of Restricted Stock.
Compensation Committee Interlocks and Insider Participation
     The members of the Compensation Committee of our Board of Directors are Mark P. Clein, Christopher Grant, Jr. and Richard Gore. No member of the Compensation Committee served as one of our officers or employees during 2008. Mr. Clein served as the Chief Executive Officer of PMR Corporation, which was a publicly-traded company that we acquired in August 2002, from May 1999 to May 2002. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.
COMPENSATION COMMITTEE REPORT
The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate the Compensation Committee Report by reference therein.
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by SEC Regulation S-K Item 402(b) with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

COMPENSATION COMMITTEE Christopher Grant, Jr., Chairman Mark P. Clein Richard D. Gore

AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Audit Committee Report by reference therein.
     Our management has primary responsibility for preparing our financial statements and implementing internal controls over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.
     The role and responsibilities of the Audit Committee are set forth in a written Amended and Restated Charter adopted by our Board of Directors. The Amended and Restated Charter is available on our website located at www.psysolutions.com. The Audit Committee reviews and reassesses the adequacy of the Amended and Restated Charter annually or more often as necessary and recommends any proposed changes to the Board. The Audit Committee acted in accordance with its Amended and Restated Charter in 2008. In fulfilling its responsibilities for fiscal year 2008, the Audit Committee:
•	Pre-approved all auditing and non-auditing services of Ernst & Young, other than certain de minimus non-audit services;

•	Reviewed and discussed with management our unaudited quarterly financial statements for the quarters ended March 31, June 30, September 30 and December 31, 2008 and our audited financial statements for the fiscal year ended December 31, 2008, including a discussion of critical accounting policies used in such financial statements;

•	Reviewed and discussed with the internal auditor the quality and appropriateness of our internal controls and reporting procedures;

•	Discussed with Ernst & Young the matters required to be discussed under Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit, both with and without management present; and

•	Received the written disclosures and the letter from Ernst & Young as required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence and discussed with Ernst & Young their independence from us and management.
     Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young as described above, and in reliance thereon, the Audit Committee recommended to our Board of Directors that the audited financial statements for the fiscal year ended December 31, 2008 be included in our Annual Report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE David M. Dill, Chairman Edward K. Wissing Christopher Grant, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     William M. Petrie, M.D., a member of our Board of Directors, serves as President of Psychiatric Consultants, P.C., or PCPC, a practice group managed by us, and owns a 14% interest in PCPC. The term of the management agreement runs through April 11, 2009. The management agreement will automatically renew for three year terms unless terminated by either party. Pursuant to the management agreement, PCPC pays a management fee and reimburses us for expenses that we incur in the provision of management services. As of December 31, 2008, approximately $218,000 in management fees and reimbursable expenses was payable to us by PCPC. The amount payable by PCPC fluctuates throughout the year based on the services provided.
     Dr. Petrie serves as the Medical Director of Rolling Hills Hospital. In his capacity as Medical Director, Dr. Petrie provides Rolling Hills with the benefit of his clinical and administrative experience and renders medico-administrative services in furtherance of Rolling Hills’ clinical objectives and regulatory obligations. The initial term of the medical director agreement is January 1, 2009 through December 31, 2010. The medical director agreement automatically renews for successive terms of twelve months each after the initial term. Dr. Petrie’s compensation for Medical Director services is $180 per hour, not to exceed $15,600 per month.
     In February 2008, we completed the purchase of Terry Bridges’ former primary residence located in California in order to facilitate his relocation to our Franklin, Tennessee corporate headquarters. We engaged a relocation specialist to handle this purchase and subsequent resale of the property. We purchased the residence from Mr. Bridges for $1,350,000, which was the price calculated by the relocation specialist based upon two real estate appraisals, and we subsequently sold it for $1,275,000.
GENERAL INFORMATION
Stockholder Proposals for 2010 Annual Meeting
     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, proper stockholder proposals intended to be presented at the 2010 annual meeting of stockholders must be received by us at our principal executive offices at 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067 no later than December 10, 2009 in order for the proposals to be included in the Proxy Statement and form of proxy card for that meeting.
     If a stockholder desires to bring a matter before our annual meeting and the matter is submitted outside the process of Rule 14a-8, including with respect to nominations for election as directors, the stockholder must follow the procedures set forth in our By-Laws. Our By-Laws provide generally that stockholder proposals and director nominations to be considered at an annual meeting may be made by a stockholder only if (1) the stockholder is a stockholder of record and is entitled to vote at the meeting, and (2) the stockholder gives timely written notice of the matter to our corporate secretary. To be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date that we mailed our proxy statement for the preceding year’s annual meeting of stockholders. However, in the event that our annual meeting is called for a date that is not within 30 days before or after the first anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder will be timely if received by our Secretary not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of such meeting was first made, whichever first occurs. Under our By-Laws, notice with respect to the 2010 annual meeting of stockholders must be received at our principal executive offices between the dates of December 10, 2009 and January 9, 2010, unless the 2010 annual meeting is called for a date that is not between April 19, 2010 and June 18, 2010. The notice must set forth the information required by the provisions of our By-Laws dealing with stockholder proposals and nominations of directors.
Annual Report to Stockholders
     A copy of this Proxy Statement and our 2008 Annual Report to Stockholders has been posted on the Internet and is accessible by following the instructions in the Notice of Internet Availability. Upon the written request of any stockholder entitled to vote at the Annual Meeting, we will furnish, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC. Requests should be directed to Psychiatric Solutions, Inc., 6640 Carothers Parkway, Suite 500, Franklin, Tennessee

37067, Attention: Christopher L. Howard, Esq., Executive Vice President, General Counsel and Secretary, (615) 312-5700. Our Annual Report to Stockholders and Annual Report on Form 10-K are not proxy soliciting materials.

PSYCHIATRIC SOLUTIONS, INC /s/ Joey A. Jacobs Joey A. Jacobs Chairman, President and Chief Executive Officer
April 9, 2009

Appendix A
Amended and Restated Outside Directors’ Stock Incentive Plan
PREAMBLE
     WHEREAS, Psychiatric Solutions, Inc. (the “Company”) maintains the Psychiatric Solutions, Inc. Outside Directors’ Stock Option Plan (the “Plan”) that awards options to purchase the common stock of the Company to its directors who are not employed by the Company or its affiliates;
     WHEREAS, the Company desires to amend and restate the Plan to (i) discontinue automatic grants of options under the Plan, (ii) provide for automatic grants of restricted stock under the Plan, (iii) allow for discretionary grants of options and restricted stock and (iv) change the name of the Plan to the Psychiatric Solutions, Inc. Outside Directors’ Stock Incentive Plan; and
     WHEREAS, the Company intends that this Plan and awards granted hereunder will conform to the requirements for exemption set forth under Securities and Exchange Commission Rule 16b-3;
     NOW, THEREFORE, the Company hereby amends and restates this Plan, effective as of the date the stockholders of the Company approve this restated Plan at the 2009 annual stockholder meeting, so that participants would receive automatic grants of restricted stock pursuant to the restated Plan rather than stock options on the date of the 2009 stockholder meeting.
Article I. Definitions
     1.1 Affiliate. A corporate parent, corporate subsidiary, limited liability company, partnership or other business entity that is wholly-owned, controlled by, or controls the Company.
     1.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Award granted to such Participant.
     1.3 Award. A right that is granted under the Plan to a Participant, which may be in the form of Options or Restricted Stock.
     1.4 Board. The board of directors of the Company.
     1.5 Change in Control. The occurrence of any of the following events:
     (a) Any merger, acquisition, consolidation, reorganization, liquidation or similar transaction in which the Company is not the survivor of the transaction, survives only as a subsidiary or is otherwise under the control of an acquiring person or entity;
     (b) An acquisition (other than directly from the Company) of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act (“Beneficial Ownership”), of voting securities of the Company (the “Voting Securities”) by any person, individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (each, a “Person”), immediately following which such Person has Beneficial Ownership of 50% or more of the combined voting power of the then outstanding Voting Securities;
     (c) At any time during a period of two consecutive years or less, individuals who, at the beginning of such period, constitute the members of the Board, and any new directors of the Company whose election to such positions by the Board or whose nomination for election by the stockholders of the Company to such positions was approved by a vote of at least two-thirds of the directors then still in office who either were directors of the Company at the beginning of such period or whose election or nomination for election to such positions was previously so approved, cease for any reason (other than death, disability or voluntary resignation) to constitute a majority of the Board;
     (d) the sale or disposition of all or substantially all of the assets of the Company and its subsidiaries; or
     (e) the approval by the stockholders of the Company of a dissolution of the Company;
     Provided, however, that in determining whether a Change in Control has occurred, the acquisition of Beneficial Ownership of Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of the voting power or the equity securities or equity interests is owned directly or indirectly by the Company (a “Control Subsidiary”), or (ii) the Company or any Control Subsidiary.
     1.6 Code. The Internal Revenue Code of 1986, as amended.
     1.7 Committee. A committee that is designated by the Board to serve as the administrator of the Plan. The Committee shall be composed of at least two individuals (or such number that satisfies Rule 16b-3 of the Exchange Act) who are members of the Board and are not employees of the Company or an Affiliate, and who are designated by the Board as the “compensation committee” or are otherwise designated to administer the Plan. In the absence of a designation of a Committee by the Board, the Board shall be the Committee.
     1.8 Company. Psychiatric Solutions, Inc. and its successors.
     1.9 Date of Exercise. The date the Company accepts tender of the exercise price of an Option.
     1.10 Exchange Act. The Securities Exchange Act of 1934, as amended.
     1.11 Fair Market Value. On any given date, Fair Market Value shall be determined by the applicable method described below:
     (a) If the Stock is traded on a stock exchange (e.g., the New York Stock Exchange or Nasdaq Stock Exchange) or reported on an automated quotation system or the OTC Bulletin Board System, Fair Market Value shall be determined by reference to the price of the Stock on such exchange or system with respect to the date for which Fair Market Value is being determined and in a manner consistent with section 409A of the Code.
     (b) If the Stock is not traded on a recognized exchange or automated trading system, Fair Market Value shall be the value determined in good faith by the Committee or the Board and in a manner consistent with section 409A of the Code.
     1.12 Grant Date. The date on which an Award is awarded under this Plan.
     1.13 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement.
     1.14 Participant. A member of the Board who is not employed by the Company or an Affiliate on a Grant Date.
     1.15 Plan. The Psychiatric Solutions, Inc. Outside Directors’ Stock Incentive Plan, which was previously named the Psychiatric Solutions, Inc. Outside Directors’ Stock Option Plan.

     1.16 Restricted Stock. A grant of Stock that is subject to restrictions on transfer and/or a risk of forfeiture, as described in Section 5.1. Restricted Stock awarded to a Participant shall cease to be Restricted Stock at the time that such restrictions and risks of forfeiture lapse in accordance with the terms of the Agreement or this Plan.
     1.17 Stock. The common stock of the Company or any successor security.
Article II. Purpose of Plan
     The purpose of the Plan is to provide an incentive to enable the Company to attract and retain the services of experienced and highly-qualified individuals as directors of the Company, and to encourage stock ownership by such directors so that their interests are aligned with the interests of the Company, its Affiliates and its stockholders. It is intended that Participants may acquire or increase their proprietary interests in the Company and be encouraged to remain in the directorship of the Company. Any proceeds received by the Company from the sale of Stock pursuant to this Plan may be used for general corporate purposes.
Article III. Administration
     3.1 Administration of Plan. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:
     (a) Interpret all provisions of this Plan;
     (b) Prescribe the form of any Agreement and notice and manner for executing or giving the same;
     (c) Make amendments to all Agreements;
     (d) Adopt, amend and rescind rules for Plan administration; and
     (e) Make all determinations it deems advisable for the administration of this Plan.
     3.2 Regulatory Compliance. Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may restrict, limit or condition the use of any provision of the Plan in order to ensure compliance with section 16(b) of the Exchange Act and with all other rules and regulations.
     3.3 Authority to Grant Awards. The Committee shall have authority to grant Restricted Stock and Options upon such terms the Committee deems appropriate and that are not inconsistent with the provisions of this Plan. These Awards may be in addition to the automatic grants of Restricted Stock described in Section 5.2 hereof. Award terms may include conditions on the exercise of all or any part of an Option.
Article IV. Stock Subject to Plan
     4.1 Source of Shares. Upon the grant of Restricted Stock or exercise of an Option, the Company shall transfer to the Participant authorized but previously unissued Stock or, if determined by the Board, shares of Stock that are held in treasury.
     4.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to this Plan is 683,334 shares, subject to increases and adjustments as provided in Article VIII.

     4.3 Forfeitures. If any Restricted Stock is forfeited or Option granted hereunder expires or terminates for any reason without having been exercised in full, the shares of Stock subject thereto shall again be available for issuance under this Plan.
Article V. Restricted Stock Grants
     5.1 Restricted Stock. An Award of Restricted Stock to a Participant is a grant of Stock that is subject to forfeiture and/or restrictions on transfer that are identified herein and/or in an Agreement. A Participant who receives Restricted Stock shall be treated as a stockholder of the Company for all purposes, except that the shares of Restricted Stock shall be nontransferable and subject to risk of forfeiture prior to vesting. Unless otherwise specified in an Agreement, Participants shall be entitled to receive dividends on, and exercise voting rights with respect to, shares of Restricted Stock.
     5.2 Automatic Restricted Stock Grants. Awards of Restricted Stock are automatically granted to Participants without further action of the Company as described in and subject to the terms of this Section 5.2:
     (a) Number and Grant Date. On the date of a Participant’s initial election or appointment to the Board, such individual shall be granted 4,800 shares of Restricted Stock. In addition, a Participant who is re-elected to the Board at the annual stockholder meeting or who otherwise continues to be a member of the Board immediately thereafter shall receive 3,200 shares of Restricted Stock on the date of such stockholder meeting. If, on any Grant Date during the term of the Plan, there are not sufficient shares of Stock that remain available pursuant to Section 4.2 to provide the automatic grant on such date, then the number of shares of Restricted Stock that is granted on that date shall be determined by dividing the number of shares of Stock which remain available pursuant to Section 4.2 by the number of Participants who are eligible to receive Restricted Stock on such Grant Date, with fractional shares rounded down to the nearest number of whole shares. All references to numbers of shares in this Section are subject to adjustment in accordance with Article VIII.
     (b) Vesting of Award. Unless forfeited pursuant to 5.2(c) herein, each Award of Restricted Stock under this Section 5.2 shall vest and the shares shall become nonforfeitable and transferable with respect to twenty-five percent (25%) of the number of shares of Restricted Stock granted in the Award on each of the first, second, third and fourth anniversaries of the Grant Date.
     (c) Termination of Service, Death, Etc.
     (i) If the directorship of a Participant is voluntarily or involuntarily terminated for any reason other than death or disability, the Participant will forfeit all shares of Restricted Stock granted under this Section 5.2 which have not yet become vested in accordance with the schedule set forth in Section 5.2(b).
     (ii) In the event a Participant’s directorship ceases by reason of death or disability (as defined in section 22(e)(3) of the Code), all restrictions described herein shall be removed and all risks of forfeiture on the Restricted Stock shall lapse immediately, without regard to the vesting schedule set forth in Section 5.2(b).
     5.3 Grant of Awards. An Award of Restricted Stock shall be deemed to be granted to a Participant on each Grant Date. Accordingly, Restricted Stock may be deemed to be granted prior to the time that an Agreement is executed by the Participant and the Company.
Article VI. Stock Options
     6.1 Option Terms. The exercise price of shares subject to an Option shall be the Fair Market Value of such shares as determined by the Committee on the Grant Date. An Option may be exercisable on the Grant Date or on such other date(s) established by the Committee or provided for in an Agreement. The maximum period in which an Option may be exercised shall be determined by the Committee on the Grant Date.

     6.2 Exercise. An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise. Generally, an Option may be exercised in whole or in part at such times and in compliance with such requirements as the Committee shall determine.
     6.3 Payment. Except as otherwise provided by the Agreement, payment of the Option price shall be made in cash (including an exercise involving the pledge of shares and a loan through a broker described in Securities and Exchange Commission Regulation T), actual or constructive delivery of Stock that was acquired at least six months prior to the exercise of the Option, other consideration acceptable to the Committee, or a combination thereof; provided, however, that a form of payment other than cash that is received by the Company on the Date of Exercise is only acceptable to the extent that the same is approved by the Committee. Payment of the exercise price must include payment of tax withholdings (if any), as described in Section 7.3, in cash unless the Company consents to alternative arrangements for withholdings.
Article VII. Other Terms and Conditions
     7.1 Transferability. Restricted Stock granted under this Plan shall not be transferable prior to vesting, and an Option shall not be transferable except by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant, unless otherwise provided in an Agreement. Any right or interest held pursuant to any such transfer shall be subject to the terms of this Plan, including but not limited to Sections 9.2 and 9.3 herein, and any Agreement. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation or liability of such Participant.
     7.2 Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to Options prior to the Date of Exercise of such Option, and if requested, the Participant has given the representation described in Section 9.2 and/or executed a stockholders agreement described in Section 9.3.
     7.3 Withholding Tax Requirements. Upon the exercise of an Option or the lapse of restrictions on Restricted Stock, the Participant shall, upon notification of the amount due, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements.
     7.4 Issuance and Delivery of Shares. Shares of Stock shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after a Participant exercises an Option hereunder, or is granted Restricted Stock, and executes any applicable agreement described in Section 9.2 and/or Section 9.3 that the Company requires.
Article VIII. Adjustment upon Corporate Changes
     8.1 Adjustments to Shares. The maximum number of shares of Stock with respect to which Awards hereunder may be granted and which are the subject of outstanding Awards shall be adjusted as the Committee determines (in its sole discretion) to be appropriate, in the event that:
     (a) the Company or an Affiliate effects one or more Stock dividends, Stock splits, reverse Stock splits, subdivisions, consolidations or other similar events;
     (b) the Company or an Affiliate engages in a transaction to which section 424 of the Code applies; or
     (c) there occurs any other event that in the judgment of the Committee necessitates such action;
provided, however, that the Committee shall make adjustments to the limit specified in Section 4.2 that are proportionate to the modifications of the Stock that are on account of such corporate changes.

     8.2 Substitution of Awards.
     (a) The Committee may grant Awards in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes a director of the Company in connection with a transaction to which section 424(a) of the Code applies.
     (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another person, or the sale of all or substantially all the Company’s assets to another person, shall be effected such that holders of Stock shall be entitled to receive stock, securities or other property (including, without limitation, cash) with respect to or in exchange for Stock, then each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified in the Agreement governing such Option and in lieu of the shares of Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or other property (including, without limitation, cash) as would be issuable or payable in such reorganization, reclassification, consolidation, merger or sale with respect to or in exchange for a number of outstanding shares of Stock equal to the number of shares of Stock that would have been immediately theretofore so receivable with respect to such Option had such reorganization, reclassification, consolidation, merger or sale not taken place. Such Option exchange will be made whether or not the Company is the survivor of the transaction, or survives only as a subsidiary.
     8.3 No Adjustment upon Certain Transactions. Notwithstanding Sections 8.1 and 8.2 above, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.
     8.4 Vesting of Awards upon a Change in Control.
     (a) The provisions of this Section shall apply to the extent an Agreement does not otherwise expressly address the matters contained herein. If the Company experiences an event which results in a Change in Control, then, whether or not the vesting requirements set forth in this Plan or any Agreement have been satisfied, all Awards that are outstanding at the time of the Change in Control shall become fully vested and Options shall become exercisable immediately prior to the Change in Control event.
     (b) Notwithstanding the foregoing, a portion of the acceleration of vesting described in this Section shall not occur to the extent such acceleration of vesting would cause the Participant to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to section 4999 of the Code, than if accelerated vesting of the Award did not occur. This limitation shall not apply to the extent that the stockholders of the Company or the acquirer approve the acceleration of vesting hereunder in a manner that satisfies section 280G(b)(5)(B) of the Code.
     (c) Notwithstanding anything to the contrary contained herein, a change in ownership that occurs as a result of a public offering of the Company’s equity securities that is approved by the Board shall not alone constitute a Change in Control.
     8.5 Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Option. Any adjustments made pursuant to this Article will be made so that only the resulting number of whole shares of Stock represented by an Option will be issued hereunder. Any amounts tendered in the exercise of an Option remaining after the maximum number of whole shares has been purchased will be returned to the Participant in the form of cash.
Article IX. Compliance with Law and Regulatory Approval
     9.1 General. No Stock shall be issued, no Option shall be exercisable, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock under this Plan may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations.
     9.2 Representations by Participants. As a condition to the grant of Restricted Stock or exercise of an Option, the Company may require a Participant to represent and warrant at such the time that the shares are being held or purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the law. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of Options or Stock hereunder.
     9.3 Stockholders Agreement. At any time the Company may require a Participant, as a condition of any grant, exercise or vesting, to execute a stockholders agreement containing terms and conditions generally applicable to some or all of the stockholders of the Company.
Article X. General Provisions
     10.1 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
     10.2 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
     10.3 Governing Law. The internal laws of the State of Tennessee (without regard to the choice of law provisions of Tennessee) shall apply to all matters arising under this Plan, to the extent that federal law does not apply.
     10.4 Compliance with Section 16 of the Exchange Act. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or successor provisions) under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.
     10.5 Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Award is not valid with respect to such Award without the Participant’s consent; and provided, further, that the stockholders of the Company must approve, in a general meeting, any amendment that changes the number of shares in the aggregate which may be issued pursuant to Awards granted under the Plan. Such amendment must be approved coincident with or prior to the date Awards are granted with respect to such shares.
     10.6 Effective Date of Restated Plan. The Plan is hereby amended and restated effective as of the date it is approved by the stockholders of the Company. All Awards granted hereunder shall be governed by the terms of this amended and restated Plan; provided, however, that the terms of the Plan prior to this amendment shall apply to the extent that the terms of this restated Plan would have a material adverse effect on the rights of a Participant under an outstanding Award, unless the Participant has given consent to the change.

     IN WITNESS WHEREOF, the undersigned officer has executed this Plan on this the 17th day of February, 2009, but to be effective as of the date specified in Section 10.6.

Psychiatric Solutions, Inc.
By:	/s/ Joey A. Jacobs
Joey A. Jacobs
Its: Chairman, President and CEO

PSYCHIATRIC SOLUTIONS, INC.
6640 CAROTHERS PARKWAY
SUITE 500
FRANKLIN, TN 37067
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

PSYCHIATRIC SOLUTIONS, INC. The Board of Directors recommends that you vote “FOR” the following.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Class I Directors.	☐	☐	☐

Nominees:

01) Christopher Grant, Jr.
02) David M. Dill

The Board of Directors recommends that you vote “FOR” the following proposals.		For	Against	Abstain

2.	To approve an amendment and restatement of the Psychiatric Solutions, Inc. Outside Directors’ Non-Qualified Stock Option Plan.	☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐
Please sign exactly as your name(s) appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M12651

PSYCHIATRIC SOLUTIONS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
May 19, 2009
The undersigned hereby appoints Brent Turner and Christopher L. Howard, or either of them, with full power of substitution and resubstitution, as proxies to vote all shares of capital stock of Psychiatric Solutions, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s Louisville, Kentucky facility known as “The Brook-KMI” located at 8521 LaGrange Road, Louisville, Kentucky 40242, on Tuesday, May 19, 2009, at 8:00 a.m. (Eastern Time), and at any adjournment thereof, on the matters indicated on the reverse side and such other business as may properly come before the Annual Meeting.
This Proxy is being solicited by the Company’s Board of Directors and, when properly executed, will be voted as specified. If not otherwise specified, the above-named proxies will vote (a) FOR the election of all nominees as Class I directors of the Company, (b) FOR approval of the amendment and restatement of the Psychiatric Solutions, Inc. Outside Directors’ Non-Qualified Stock Option Plan, (c) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and (d) in accordance with the recommendation of the Board of Directors on any other proposal that may properly come before the Annual Meeting or any adjournment thereof.
Continued and to be signed on reverse side